Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined statements of operations have been prepared to illustrate the effects of the acquisition of Ichorion Therapeutics, Inc. (“Ichorion”) on September 25, 2018 (“the Acquisition”), the effects of the acquisition of the Pediatrics Business (“Avadel Pediatrics Business”) from Avadel Pharmaceuticals plc (“Avadel”) on February 16, 2018 and the effects of the TRx Pharmaceuticals LLC, including subsidiary Zylera Pharmaceuticals, LLC, (“TRx”) acquisition that took place on November 17, 2017 (collectively “the Acquisitions”). The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable, and (3) expected to have a continuing impact on the results of operations.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 combine the historical results and operations of Cerecor, Ichorion, the Avadel Pediatrics Business and TRx, giving effect to the Acquisitions as if they had occurred on January 1, 2017. Within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, the historical results of Cerecor include the results of operations of TRx since its acquisition date of November 17, 2017 while the historical TRx results of operations are for the period from January 1, 2017 through its acquisition date. Within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018, the historical results of Cerecor include the results of operations of the Avadel Pediatric Business since its acquisition date of February 16, 2018 and the results of operations of Ichorion since its acquisition date of September 25, 2018. The historical Avadel Pediatric Business results of operations are for the period from January 1, 2018 through its acquisition date, and the historical Ichorion results of operations are for the period from January 1, 2018 through its acquisition date. A pro forma condensed combined balance sheet has not been presented herein as the balance sheet presented in the Cerecor Inc. (“the Company”) Form 10-Q for the period ended September 30, 2018, filed on November 13, 2018 already includes the Acquisitions.

The unaudited pro forma condensed combined statements of operations do not reflect future events that may occur after the completion of the Acquisitions including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges Cerecor currently expects to incur in connection with the Acquisitions, including, but not limited to, costs in connection with integrating the operations of the Avadel Pediatrics Business, TRx, and Ichorion. These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Acquisitions been completed on the assumed dates or for the periods presented, or which may be realized in the future.

To produce the pro forma financial information, the Ichorion assets and liabilities were reflected at their estimated fair values. The Company recorded this transaction as an asset purchase as opposed to a business combination as management concluded that substantially all of the value received was related to one group of similar identifiable assets which was the acquired in-process research and development ("IPR&D") for the three preclinical therapies for inherited metabolic disorders known as CDGs (CERC-801, CERC-802 and CERC-803). As the Acquisition was accounted for as an asset acquisition there is not a one year measurement period and the purchase price allocation is considered final. The preliminary purchase price allocation for the Avadel Pediatrics Business acquisition was made using the Company’s best estimates of fair value, which are dependent upon certain valuation and other analysis that are not yet final. As a result, the unaudited pro forma purchase price adjustments related to the Avadel Pediatrics Business acquisition are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed during the applicable measurement period under ASC 805 (up to one year from the acquisition date). Any final valuations might result in material adjustments to the preliminary estimated purchase price allocation. The preliminary unaudited pro forma accounting for the business combination has been made for the purpose of preparing the accompanying unaudited pro forma condensed combined financial statements. The TRx purchase price allocation has been finalized. During 2018, there were measurement period adjustments that modified both the TRX and Avadel preliminary purchase price allocations. Historical Cerecor information reflects measurement period adjustments in the periods they were identified. Any measurement period adjustments that would impact the unaudited pro forma condensed combined statements of operations are reflected within the pro forma adjustments.

 The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined statements of operations;

•	Cerecor’s audited financial statements and related notes contained within Cerecor’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	Cerecor’s financial statements and related notes contained within Cerecor’s Form 10-Q for the three and nine months ended September 30, 2018;

•	the TRx Consolidated Financial Statements for the year ended December 31, 2016 included within Cerecor’s Form 8-K/A filed on January 24, 2018;

•	the Avadel Pediatrics Business Consolidated Financial Statements for the year ended December 31, 2017 included within Cerecor’s Form 8-K/A filed on May 4, 2018; and

•	the financial statements of Ichorion Therapeutics, Inc. included within this Form 8-K/A.

Cerecor Inc
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2017

	Historical Cerecor (As Adjusted)	Historical TRx	TRx Pro Forma Adjustments		Historical Avadel Pediatric Business	Avadel Pediatric Business Pro Forma Adjustments		Historical Ichorion July 7, 2017 through December 31, 2017	Ichorion Pro Forma Adjustments		Pro Forma Cerecor Combined
Revenues
License and other revenue	$25,000,000	$—	$—		$—	$—		$—	$—		$25,000,000
Product revenue, net	1,910,403	15,789,075	—		7,686,000	—		—	—		25,385,478
Salesforce revenue	278,165	—	—		—	—		—	—		278,165
Grant revenue	624,569	—	—		—	—		—	—		624,569
Total revenues, net	27,813,137	15,789,075	—		7,686,000	—		—	—		51,288,212
Operating Expenses:
Cost of product sales	635,648	3,345,200	—		3,595,000	—		—	—		7,575,848
Research and development	4,372,578	—	—		—	—		592,711	30,556	5a	4,995,845
Acquired in-process research and development	—	—	—		—	—		—	18,559,874	5b	18,559,874
General and administrative	7,941,584	6,891,084	(230,484)	8k	11,205,000	—		295,234	38,194	5a	26,140,612
Sales and marketing	569,825	—	—		—	—		—	—		569,825
Amortization expense	403,520	—	2,922,179	8l	1,245,000	677,786	7f	—	75,000	5c	5,323,485
Total operating expenses	13,923,155	10,236,284	2,691,695		16,045,000	677,786		887,945	18,703,624		63,165,489
Income (loss) from operations	13,889,982	5,552,791	(2,691,695)		(8,359,000)	(677,786)		(887,945)	(18,703,624)		(11,877,277)
Other income (expense):	\
Change in fair value of warrant liability, purchase option liability, investor rights obligation and contingent consideration	(29,624)	—	—		(355,000)	355,000	7g	—	—		(29,624)
Other income	—	—	—		18,000	—		179			18,179
Interest expense, net	(24,016)	2,141	—		(1,050,000)	121,384	7h	—	—		(950,491)
Total other income (expense)	(53,640)	2,141	—		(1,387,000)	476,384		179	—		(961,936)
Net income (loss) before taxes	13,836,342	5,554,932	(2,691,695)		(9,746,000)	(201,402)		(887,766)	(18,703,624)		(12,839,213)
Income tax expense (benefit)	1,966,519	35,523	(942,093)	8m	—	(70,491)	7i	—	(50,312)	5d	939,146
Net income (loss) after taxes	$11,869,823	$5,519,409	$(1,749,602)		$(9,746,000)	$(130,911)		$(887,766)	$(18,653,312)		$(13,778,359)
Basic net income (loss) per share	$0.42										$(0.48)
Weighted-average number of common shares - basic	18,410,005		4,559,886	8n					5,798,735	5e	28,768,626
Diluted net income (loss) per share	$0.42										$(0.48)
Weighted-average number of common shares - diluted	18,754,799		4,559,886	8n					5,453,941	5f	28,768,626
See accompanying notes.

Cerecor Inc
Unaudited Pro Forma Condensed Combined Statement of Operations
For the nine months ended September 30, 2018

	Historical Cerecor	Historical Avadel Pediatric Business	Avadel Pediatric Business Pro Forma Adjustments		Historical Ichorion	Ichorion Pro Forma Adjustments		Pro Forma Cerecor Combined
Revenues
License and other revenue	$—	$—	$—		$—	$—		$—
Product revenue, net	13,045,824	1,705,000	—		—	—		14,750,824
Salesforce revenue	296,875	—	—		—	—		296,875
Grant revenue	—	—	—		—	—		—
Total revenues, net	13,342,699	1,705,000	—		—	—		15,047,699
Operating Expenses:
Cost of product sales	5,397,872	355,000	—		—	—		5,752,872
Research and development	3,780,352	—	—		2,323,535	18,333	5a	6,122,220
Acquired in-process research and development	18,723,952	—	—		—	(18,723,952)	5b	—
General and administrative	7,833,612	1,995,000	(149,206)	7j	1,425,375	22,917	5a	11,127,698
Sales and marketing	5,889,137	—	—		—	—		5,889,137
Amortization expense	3,315,843	180,000	65,662	7f	—	56,250	5c	3,617,755
Impairment of intangible assets	1,861,562	—	—		—	—		1,861,562
Total operating expenses	46,802,330	2,530,000	(83,544)		3,748,910	(18,626,452)		34,371,244
Income (loss) from operations	(33,459,631)	(825,000)	83,544		(3,748,910)	18,626,452		(19,323,545)
Other income (expense):
Change in fair value of warrant liability, purchase option liability, investor rights obligation and contingent consideration	(383,179)	(256,000)	256,000	7g	—	—		(383,179)
Other income	18,655	—	—		—			18,655
Interest expense, net	(577,664)	(131,000)	6,251	7h	—	—		(702,413)
Total other income (expense)	(942,188)	(387,000)	262,251		—	—		(1,066,937)
Net income (loss) before taxes	(34,401,819)	(1,212,000)	345,795		(3,748,910)	18,626,452		(20,390,482)
Income tax expense	92,076	—	—	7i	—	—	5d	92,076
Net income (loss) after taxes	$(34,493,895)	$(1,212,000)	$345,795		$(3,748,910)	$18,626,452		$(20,482,558)
Basic net income (loss) per share	$(1.05)							$(0.53)
Weighted-average number of common shares - basic	32,749,291					5,692,531	5e	38,441,822
Diluted net income (loss) per share	$(1.05)							$(0.53)
Weighted-average number of common shares - diluted	32,749,291					5,692,531	5f	38,441,822

See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BACKGROUND

On September 24, 2018, Cerecor, Inc (the "Company") entered into, and subsequently consummated the transactions contemplated by, an Agreement and Plan of Merger by and among the Company and Ichorion Therapeutics, Inc., a Delaware corporation, with Ichorion surviving as a wholly owned subsidiary of the Company.  The consideration for the Ichorion Acquisition consisted of approximately 5.8 million shares of the Company’s Common Stock, par value $0.001 per share, as adjusted for Estimated Working Capital as defined in the Merger Agreement.  The shares are subject to a lockup date through December 31, 2019. Consideration for the Ichorion Acquisition which was treated as an asset acquisition under US GAAP, included certain development milestones in the future worth up to an additional $15 million, payable either in shares of Company Common Stock or in cash, at the election of the Company.

The fair value of the common stock shares transferred at closing was approximately $20 million using the Company's stock price at close on September 24, 2018 and offset by an estimated discount for lack of marketability calculated using guideline public company volatility for comparable companies. The assets acquired consisted primarily of $18.7 million of IPR&D, $1.6 million of cash and $0.2 million assembled workforce. The Company recorded this transaction as an asset purchase as opposed to a business combination as management concluded that substantially all of the value received was related to one group of similar identifiable assets which was the IPR&D for the three preclinical therapies for inherited metabolic disorders known as CDGs (CERC-801, CERC-802 and CERC-803). The Company has considered these assets similar due to similarities in the risks for development, compound type, stage of development, regulatory pathway, patient population and economics of commercialization.  An assembled workforce asset recorded to intangible assets will be amortized over an estimated useful life of two years.

2. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements were prepared in accordance with generally accepted accounting principles in the United States and pursuant to U.S. Securities and Exchange Commission Regulation S-X Article 11, and present the pro forma results of operations of the combined companies based upon the historical information after giving effect to the Acquisitions and adjustments described in these footnotes. Within the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, the historical results of Cerecor include the results of operations of TRx since its acquisition date of November 17, 2017 while the historical TRx results of operations are for the period from January 1, 2017 through its acquisition date. Within the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2018, the historical results of Cerecor include the results of operations of the Avadel Pediatric Business since its acquisition date of February 16, 2018 and the results of operations of Ichorion since its acquisition date of September 25, 2018. The historical Avadel Pediatric Business results of operations are for the period from January 1, 2018 through its acquisition date, and the historical Ichorion results of operations are for the period from January 1, 2018 through its acquisition date.

The historical results of Ichorion have been derived from Ichorion's audited financial statements for the period from July 7, 2017 (Inception) through December 31, 2017 and the unaudited financial information for the period from January 1, 2018 through its acquisition date on September 25, 2018; the historical results of the Avadel Pediatrics Business have been derived from Avadel's audited financial statements for the year ended December 31, 2017 and the unaudited financial information for the period from January 1, 2018 through its acquisition on February 16, 2018; the historical results of TRx have been derived from unaudited financial information for the period from January 1, 2017 through its acquisition date on November 17, 2017 and the historical results of Cerecor have been derived from audited financial statements for the years ended December 31, 2017 and the unaudited financial information for the nine months ended September 30, 2018.

The unaudited pro forma condensed combined financial information does not reflect pro forma adjustments for ongoing cost savings that Cerecor expects to and/or has achieved as a result of the Acquisitions or the costs necessary to achieve these costs savings or synergies.

3. RECLASSIFCIATION

During 2018, the Company concluded that going forward it would present amortization expense as its own line item on the condensed consolidated statements of operations. Previously, this amount was recorded within sales and marketing expenses. For the year ended December 31, 2017, the Company has reclassified $403,520 from sales and marketing expenses to amortization expense for Historical Cerecor (As Adjusted) to conform with current period presentation.

4. ICHORION ACQUISITION—CONSIDERATION TRANSFERRED AND FAIR VALUE OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

The fair value of the common stock shares transferred at closing was approximately $20 million using the Company's stock price close on September 24, 2018 and offset by an estimated discount for lack of marketability calculated using guideline public company volatility for comparable companies. The assets acquired consisted primarily of $18.7 million of IPR&D, $1.6 million of cash and $0.2 million assembled workforce. The Company recorded this transaction as an asset purchase as opposed to a business combination as management concluded that substantially all of the value received was related to one group of similar identifiable assets which was the IPR&D for the three preclinical therapies for inherited metabolic disorders known as CDGs (CERC-801, CERC-802 and CERC-803). The Company has considered these assets similar due to similarities in the risks for development, compound type, stage of development, regulatory pathway, patient population and economics of commercialization.  The fair value of the IPR&D was immediately recognized as Acquired In-Process Research and Development expense as the IPR&D asset has no other alternate use due to the stage of development. The acquired IPR&D expense is not tax deductible.  The $0.2 million of transaction costs incurred were recorded to Acquired In-Process Research and Development expense. The assembled workforce asset recorded to intangible assets will be amortized over an estimated useful life of two years.

5. ICHORION ACQUISITION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Ichorion Acquisition Business acquisition are as follows:

(5a) Compensation - Reflects an increase in compensation of Ichorion employees within both research and development and general and administrative expense who accepted new employment agreements with Cerecor to align with the new compensation structure.

(5b) Acquired in-process R&D - Reflects recording the IPR&D expense related to the asset accounting treatment of the Ichorion acquisition as January 1, 2017. The adjustment for the nine months ended September 30, 2018 includes removal of $0.2 million of transaction costs that are directly attributable to the transaction.

(5c) Amortization expense - Reflects amortization expense related to the intangible asset of assembled workforce that was recorded as a part of the asset acquisition accounting as if the acquisition had occurred on January 1, 2017. The assembled workforce was recorded to intangible assets and has a useful life of two years.

(5d) Income tax expense (benefit) - Adjustment for the year ended December 31, 2017 reflects the income tax impact of the pro forma adjustments excluding the acquired IPR&D adjustment made to the pro forma statements of operations using an effective rate of 35% which was the U.S. Federal statutory corporate income tax rate in 2017. The acquired IPR&D expense is not tax deductible and therefore the pro forma adjustment recorded in adjustment 5b was not tax effected. The income tax adjustment for the period ended September 30, 2018 was $0. An effective rate of 0% was used due to the fact that the Company expects a tax loss in 2018 and based on its history of losses the company expects a full valuation allowance to offset any deferred tax assets.

(5e) Weighted-average number of common shares - basic - Adjustment for the year ended December 31, 2017 reflects the 5,798,735 shares of common stock issued as part of the Acquisition. The adjustment for the nine months ended September 30, 2018 reflects the 5,798,735 shares of common stock issued as part of the Acquisition less 106,204 weighted average shares from the acquisition date to September 30, 2018 that are already included in the weighted average number of shares for historical Cerecor.

(5f) Weighted-average number of common shares - diluted - Adjustment for the year ended December 31, 2017 reflects the 5,798,735 shares of common stock issued as part of the Acquisition reduced by 344,794 shares originally included in the historical Cerecor weighted average number of common shares-diluted to reflect the fact that the IPR&D expense pro forma adjustment recorded in adjustment 5b resulted in the Company proforma net loss (while previously the Company was in a net income position). Due to the Company being in a proforma net loss, the diluted weighted-average number of common shares and basic weighted-average number of common shares used for the calculation are the same. The adjustment for the nine months ended September 30, 2018 reflects the 5,798,735 shares of common stock issued as part of the Acquisition less 106,204 weighted average shares from the acquisition date to September 30, 2018 that are already included in weighted average number of shares for historical Cerecor.

6. AVADEL PEDIATRICS BUSINESS and TRx ACQUISITIONS — PURCHASE PRICE ALLOCATION

Avadel Pediatric Business Acquisition

On February 16, 2018, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Avadel US Holdings, Inc., Avadel Pharmaceuticals (USA), Inc., Avadel Pediatrics, Inc., Avadel Therapeutics, LLC and Avadel Pharmaceuticals PLC

(collectively, the “Sellers”) to purchase and acquire all rights to the Sellers’ pediatric products. Total consideration transferred to the Sellers consisted of a cash payment of one dollar. In addition, the Company assumed existing seller debt due in January 2021 with a fair value of $15.1 million and contingent consideration, referred to as Deferred payments, relating to royalty obligation through February 2026 with a fair value at acquisition date of approximately $7.9 million. As a result of the Avadel Pediatric Business Acquisition, the Company has currently recorded goodwill of $3.8 million, which is deductible over 15 years for income tax purposes.

The transaction was accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible and identifiable intangible assets acquired and liabilities assumed were recorded at fair value as of the date of acquisition, with the remaining purchase price recorded as goodwill. The goodwill recognized is attributable primarily to strategic opportunities related to an expanded commercial footprint and diversified pediatric product portfolio that is expected to provide revenue and cost synergies. Transaction costs of $0.1 million were included as general and administrative expense in the historic condensed consolidated statements of operations for the nine months ended September 30, 2018.

During the second quarter of 2018, the Company identified and recorded measurement period adjustments to our preliminary purchase price allocation. These adjustments are reflected in the tables below. The measurement period adjustments were the result of additional analysis performed and information identified during the second quarter of 2018 based on facts and circumstances that existed as of the purchase date.

The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition both as disclosed in the first quarter 2018 Form 10-Q and as adjusted for measurement period adjustments identified through the third quarter of 2018:

	At February 16, 2018 (preliminary)	Measurement Period Adjustments	At February 16, 2018 (as adjusted)

Inventory	$2,549,000	$(1,831,000)	$718,000
Prepaid assets	—	570,000	570,000
Intangible assets	16,453,000	1,838,000	18,291,000
Accrued expenses	—	(362,000)	(362,000)
Fair value of debt assumed	(15,272,303)	197,303	(15,075,000)
Fair value of contingent consideration and deferred payments	(7,875,165)	(44,835)	(7,920,000)
Total net liabilities assumed	(4,145,468)	367,468	(3,778,000)
Consideration exchanged	241,000	(240,999)	1
Goodwill	$4,386,468	$(608,467)	$3,778,001

Based on valuation estimates utilizing the estimated sales price of inventory less sales and marketing costs and an allowance for profit, a step-up in the value of inventory of $0.3 million was recorded in the opening balance sheet, of which approximately $0.1 million was charged to cost of goods sold during the historic post-acquisition period, February 16, 2018 through September 30, 2018.

The purchase price allocation has been prepared on a preliminary basis and is subject to change as additional information becomes available concerning the fair value and tax basis of the assets acquired and liabilities assumed. Any adjustments to the purchase price allocation will be made as soon as practicable but no later than one year from the February 16, 2018 acquisition date.

The fair values of intangible assets, including marketing rights, licenses and developed technology, were determined using variations of the income approach. Varying discount rates were also applied to the projected net cash flows. The Company believes the assumptions are representative of those a market participant would use in estimating fair value. The preliminary fair value of intangible assets both as disclosed in the first quarter 2018 Form 10-Q and as adjusted by measurement period adjustments identified through the third quarter of 2018 includes the following:

	At February 16, 2018 (preliminary)	Measurement Period Adjustments	At February 16, 2018 (as adjusted)	Useful Life

Acquired Product Marketing Rights - Karbinal	$6,221,000	$(21,000)	$6,200,000	16 years
Acquired Product Marketing Rights - AcipHex	2,520,000	283,000	2,803,000	10 years
Acquired Product Marketing Rights - Cefaclor	6,291,000	1,320,000	7,611,000	7 years
Acquired Developed Technology - Flexichamber	1,131,000	546,000	1,677,000	10 years
Acquired IPR&D - LiquiTime formulations	290,000	(290,000)	—	Indefinite
Total	$16,453,000	$1,838,000	$18,291,000

TRx Acquisition

On November 17, 2017, the Company entered into, and consummated the transactions contemplated by, an Equity Interest Purchase Agreement (the “TRx Purchase Agreement”) by and among the Company, TRx, Fremantle Corporation and LRS International LLC, the selling members of TRx (collectively, the “TRx Sellers”), which provided for the purchase of all of the equity and ownership interests of TRx by the Company (the "TRx Acquisition"). The consideration for the TRx acquisition consists of $18.9 million in cash, as adjusted for Estimated Working Capital, Estimated Cash on Hand, Estimated Indebtedness and Estimated Transaction Expenses, as well as 7,534,884 shares of the Company’s common stock having an aggregate value on the closing date of $8.5 million (the "Equity Consideration") and certain potential contingent payments. Upon closing, the Company issued 5,184,920 shares of its common stock to the TRx Sellers.  Pursuant to the TRx Purchase Agreement, the issuance of the remaining 2,349,968 shares were subject to the Company's stockholder approval. In May 2018, stockholder approval was obtained and the remaining shares were issued to the TRx Sellers. The contingent shares were initially recorded to contingently issuable shares, which was recorded within stockholder's equity and were reclassed to common stock and additional paid in capital upon issuance. As a result of the TRx Acquisition, the Company has currently recorded goodwill of $12.6 million, of which $8.7 million was deductible for income taxes.

During the third quarter of 2018, the Company identified and recorded measurement period adjustments to our preliminary purchase price allocation that was disclosed in prior periods. These adjustments are reflected in the tables below. The measurement period adjustments were the result of an arbitration ruling in which the facts and circumstances existed as of the acquisition date.

The following table summarizes the preliminary acquisition-date fair value of the consideration transferred at the date of acquisition both as disclosed in prior periods and as adjusted for measurement period adjustments identified during the third quarter:

	At November 17, 2017 (preliminary)	Measurement Period Adjustments	At November 17, 2017 (as adjusted)

Cash	$18,900,000	$—	$18,900,000
Common stock (including contingently issuable shares)	8,514,419	—	8,514,419
Contingent payments	2,576,633	(1,210,000)	1,366,633
Total consideration transferred	$29,991,052	(1,210,000)	28,781,052

The TRx Acquisition was accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible and identifiable intangible assets acquired, and liabilities assumed, were recorded at fair value as of the date of acquisition, with the remaining purchase price recorded as goodwill. The goodwill recognized is attributable primarily to strategic opportunities related to leveraging TRx’s research and development, intellectual property, and processes.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition both as disclosed in prior periods and as adjusted for measurement period adjustments identified during the third quarter:

	At November 17, 2017 (preliminary)	Measurement Period Adjustments	At November 17, 2017 (as adjusted)

Fair value of assets acquired:
Cash and cash equivalents	$11,068	$—	$11,068
Accounts receivable, net	2,872,545	—	2,872,545
Inventory	495,777	—	495,777
Prepaid expenses and other current assets	134,281	—	134,281
Other receivables	—	2,764,515	2,764,515
Identifiable Intangible Assets:			—
Acquired product marketing rights - Metafolin	10,465,000	1,522,000	11,987,000
PAI sales and marketing agreement	2,334,000	219,000	2,553,000
Acquired product marketing rights - Millipred	4,714,000	342,000	5,056,000
Acquired product marketing rights - Ulesfia	555,000	(555,000)	—
Total assets acquired	21,581,671	4,292,515	25,874,186

Fair value of liabilities assumed:
Accounts payable	192,706	—	192,706
Accrued expenses and other current liabilities	4,850,422	3,764,515	8,614,937
Deferred tax liability	839,773	78,840	918,613
Total liabilities assumed	5,882,901	3,843,355	9,726,256
Total identifiable net assets	15,698,770	449,160	16,147,930
Fair value of consideration transferred	29,991,052	(1,210,000)	28,781,052
Goodwill	$14,292,282	$(1,659,160)	$12,633,122

Based on valuation estimates utilizing the estimated selling price of inventory less sales and marketing costs and an allowance for profit, a step-up in the value of inventory of $0.2 million was recorded in the opening balance sheet, of which approximately $0.2 million was charged to cost of product sales during the historic nine months ended September 30, 2018.

The fair values of intangible assets, including marketing rights, licenses and developed technology, were determined using variations of the income approach, specifically the multi-period excess earnings method. Varying discount rates were also applied to the projected net cash flows. The Company believes the assumptions are representative of those a market participant would use in estimating fair value. The fair value of intangible assets both as disclosed in prior periods and as adjusted by measurement period adjustments identified during the current quarter includes the following:

	At November 17, 2017 (preliminary)	Measurement Period Adjustments	At November 17, 2017 (as adjusted)	Useful Life

Acquired product marketing rights - Metafolin	$10,465,000	$1,522,000	$11,987,000	15 years
PAI sales and marketing agreement	2,334,000	219,000	2,553,000	2 years
Acquired product marketing rights - Millipred	4,714,000	342,000	5,056,000	4 years
Acquired product marketing rights - Ulesfia	555,000	(555,000)	—
Total	$18,068,000	$1,528,000	$19,596,000

The Company received written notice to terminate the PAI Sales and Marketing Agreement in the second quarter of 2018. As a result, the Company reassessed the fair value of the PAI sales and marketing agreement on that date (a level III non-recurring fair value measurement) and concluded due to the absence of future cash flows beyond the date of termination that the fair value was $0. An impairment charge was recognized in the historic nine months ended September 30, 2018 in the amount of $1.9 million, representing the remaining net book value of the PAI sales and marketing agreement intangible asset.

The purchase price allocation for the TRx Acquisition has been finalized.

7. AVADEL PEDIATRICS BUSINESS ACQUISITION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the Avadel Pediatrics Business acquisition are as follows:

(7f) Amortization of intangibles assets - Reflects the preliminary adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired, over their estimated useful lives. The preliminary pro forma adjustment to amortization expense is calculated as follows:

	At February 16, 2018 (as adjusted)	Amortization Expense for the year ended December 31, 2017	Amortization Expense for the nine months ended September 30, 2018	Useful Life
Acquired Product Marketing Rights - Karbinal	$6,200,000	$387,500	$299,509	16 years
Acquired Product Marketing Rights - AcipHex	2,803,000	280,300	213,158	10 years
Acquired Product Marketing Rights - Cefaclor	7,611,000	1,087,286	831,290	7 years
Acquired Developed Technology - Flexichamber	1,677,000	167,700	124,390	10 years
Total	$18,291,000	$1,922,786	$1,468,347
Less Avadel Historic Intangible Amortization		(1,245,000)	(180,000)
Less Cerecor Historic Intangible Amortization		—	(1,222,685)
Net Pro Forma Amortization Expense Adjustment		$677,786	$65,662

The Company expects to amortize the estimated fair value of amortizable intangible assets on a straight-line basis over their estimated useful lives, which reflects the period over which the asset is expected to provide material economic benefit to the Company.

(7g) Changes in fair value of contingent consideration - Represents the removal of the historical change in fair value related to contingent consideration recorded by Avadel related to future royalty obligations.

(7h) Interest expense - Adjustment to interest expense for the year ended December 31, 2017 and nine months ended September 30, 2018 reflects the impact on interest expense as if the fair value of the debt held by Avadel had been assumed by the Company on January 1, 2017. As part of purchase accounting, the fair value of the debt assumed was determined and thus an adjustment was made to reduce the historical interest expense based on the fair value of the debt assumed and interest expense to be recorded for the respective periods.

(7i) Income tax expense (benefit) - Adjustment for the year ended December 31, 2017 reflects the income tax impact of the pro forma adjustments made to the pro forma statements of operations using an effective rate of 35%, which was the U.S. Federal statutory corporate income tax rate in 2017. The income tax adjustment for the period ended September 30, 2018 was $0. An effective rate of 0% was used due to the fact that the Company expects a tax loss in 2018 and based on its history of losses the company expects a full valuation allowance to offset any deferred tax assets.

(7j) General and administrative expense - Reflects a decrease of $154,206 for acquisition related costs incurred during the nine months ended September 30, 2018 that were directly attributable to the transaction.

8. TRx ACQUISITION—PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements related to the TRx acquisition are as follows:

(8k) General and administrative expense - Reflects a decrease of $230,484 for acquisition related costs incurred during the year ended December 31, 2017 that were directly attributable to the transaction.

(8l) Amortization of intangibles assets - Reflects the adjustment to the amortization expense associated with the fair value of the identifiable intangible assets acquired, over their estimated useful lives. The pro forma adjustment to amortization expense is calculated as follows:

	Fair Value At November 17, 2017 (as adjusted)	Intangible Amortization Expense for the Period January 1, 2017 through November 16, 2017	Useful Life

Acquired product marketing rights - Metafolin	$11,987,000	$699,242	15 years
PAI sales and marketing agreement	2,553,000	1,116,938	2 years
Acquired product marketing rights - Millipred	5,056,000	1,106,000	4 years
Acquired product marketing rights - Ulesfia	—	—
Total	$19,596,000	$2,922,180

(8m) Income tax expense (benefit) - Adjustment for the year ended December 31, 2017 reflects the income tax impact of the pro forma adjustments made to the pro forma statements of operations using an effective rate of 35%, which was the U.S. Federal statutory corporate income tax rate in 2017.

(8n) Weighted-average number of common shares - basic and diluted- Adjustment for the period ended December 31, 2017 reflects the 5,184,916 shares of common stock issued as part of the acquisition less 625,030 weighted average shares from the acquisition date to December 31, 2017 that are already included in the weighted average number of shares- basic and diluted for historical Cerecor.